UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42404	99-3483984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Assembly Drive, Suite 800, Tampa, Florida 33607	3001 Summer Street Stamford, Connecticut 06905
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2026, the Board of Directors (the “Board”) of Primo Brands Corporation (the “Company”) determined that the Company’s operations leadership will report directly to the Chief Executive Officer, enabling stronger accountability and a more streamlined leadership model. As a result, on July 2, 2026, the Board determined to eliminate the Chief Operating Officer position and that Robert Austin will no longer serve as principal operating officer of the Company, effective as of July 7, 2026 (the “Transition Date”). Mr. Austin will remain employed as the Company’s Chief Operating Officer and support the transition of his responsibilities from the Transition Date through December 31, 2026 (the “Separation Date”). The Company does not intend to hire a replacement for the Chief Operating Officer role. Eric Foss, the Company’s Chief Executive Officer, has been appointed as principal operating officer of the Company, effective as of the Transition Date, in addition to his current role as Chief Executive Officer.

In connection with the foregoing, Mr. Austin will be entitled to receive (i) the separation pay and benefits in accordance with the Primo Brands Corporation Severance and Non-Competition Plan, as modified by Mr. Austin’s offer letter, by and between Mr. Austin and the Company, dated December 11, 2024, and (ii) the equity treatment in accordance with the Primo Brands Equity Incentive Plan and the award agreements thereunder. In addition, in consideration of his continued support and transition services that will be provided through the Separation Date, and in recognition of his long tenure and contributions to the Company, Mr. Austin will be provided with (i) continued vesting of the final tranche of his time-vesting restricted share unit award granted in December 2024 and continued eligibility to vest into all of his performance-vesting restricted share unit award granted in December 2024, (ii) accelerated vesting of all of his Class B Units in Triton Water Parent Holdings, LP and (iii) a supplemental separation payment of $330,000 for benefits continuation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Brands Corporation

Date: July 7, 2026	By:	/s/ Hih Song Kim
Hih Song Kim
Chief Legal Officer and Corporate Secretary